Exhibit 10.17
AMENDMENT TO
THE MERIDIAN RESOURCE CORPORATION
GEOSCIENTIST WELL BONUS PLAN
     WHEREAS, Alta Mesa Acquisition Sub, LLC (the “Company”) has adopted and assumed sponsorship of The Meridian Resource Corporation Geoscientist Well Bonus Plan (the “Plan”) effective as of the Effective Time (as defined in the Agreement and Plan of Merger dated as of December 22, 2009, as amended by a First Amendment to Agreement and Plan of Merger dated as of April 7, 2010); and
     WHEREAS, as of the Effective Time, the Company has the right under Article VIII of the Plan to amend the Plan at any time and from time to time; and
     WHEREAS, the Company has determined that the Plan should be amended to reflect the Company’s adoption and assumption of the Plan; and
     WHEREAS, the Company has determined that the Plan should also be amended so that (1) no Employee who is not a Participant in the Plan as of the Effective Time shall be eligible to commence participation in the Plan as a Participant at any time on or after the Effective Time, and (2) no future wells may be designated as Designated Wells (as defined in the Plan) on or after the Effective Time.
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Effective as of the Effective Time, the Plan is amended to replace all references to “The Meridian Resource Corporation” with “Alta Mesa Acquisition Sub, LLC.”
     2. Effective as of the Effective Time, Section 2.8 of the Plan (the definition of “Bonus”) is hereby amended by deleting the text of said definition in its entirety and substituting, in lieu thereof, the following:
     2.2 “Bonus” means the right awarded to a Participant and/or Participant Group to receive a bonus from the Bonus Pool, pursuant to this Plan, in the amount set out in the Notice of Bonus. A Participant’s and/or Participant Group’s Bonus will be expressed as a percentage of the Bonus Pool, as determined by the Compensation Committee. A Bonus once granted continues pursuant to this Plan. Bonuses awarded from any given Bonus Pool may not exceed one hundred percent (100%) of the given Bonus Pool. Notwithstanding anything herein to the contrary, no new Bonuses may be awarded to a Participant, Participant Group (or to any other person or entity) and no Bonus may be increased, on or after the Effective Time.

     3. Effective as of the Effective Time, Section 2.8 of the Plan (the definition of “Designated Well”) is hereby amended by deleting the text of said definition in its entirety and substituting, in lieu thereof, the following:
     2.8 “Designated Well” means a well (whether or not operated by the Company) that is designated by the Compensation Committee, in its sole discretion, to be included in this Plan. The Company may drill wells (whether or not operated by the Company) that will not become a Designated Well. Notwithstanding anything herein to the contrary, no additional wells may be designated by the Compensation Committee as Designated Wells under the Plan on or after the Effective Time.
     4. Effective as of the Effective Time, the Plan is hereby amended by adding the following new Section 2.8A:
     2.8A “Effective Time” means “Effective Time,” as defined in the Agreement and Plan of Merger dated as of December 22, 2009, by and between the Company, Alta Mesa Holdings, LP, and The Meridian Resource Corporation, as amended by a First Amendment to Agreement and Plan of Merger dated as of April 7, 2010.
     5. Effective as of the Effective Time, Section 2.9 of the Plan (the definition of “Employee”) is hereby amended by deleting the text of said definition in its entirety and substituting, in lieu thereof, the following:
     2.9 “Employee” means any employee of the Company, who is employed in a geoscience capacity with the Company who, in the sole discretion of the Compensation Committee, is in a position to materially contribute to the continued growth, development and financial success of the Company. Notwithstanding anything herein to the contrary, no individual may become an Employee for purposes of the Plan on or after the Effective Time.
     6. Effective as of the Effective Time, Section 2.13 of the Plan (the definition of “Participant”) is hereby amended by deleting the text of said definition in its entirety and substituting, in lieu thereof, the following:
     2.13 “Participant” means an Employee who has been awarded a Bonus in a Bonus Pool, either directly or as a part of a Participant Group. Notwithstanding anything herein to the contrary, no Employee (or any other person or entity) who is not already a Participant in the Plan as of the Effective Time shall be eligible to become a Participant or a member of a Participant Group on or after such date and, therefore, only Employees who are Participants or members of a Participant Group as of the Effective Time shall be considered Participants.

     7. Effective as of the Effective Time, Section 3.2 of the Plan is hereby amended by adding the following new sentence to the end of said Section:
Notwithstanding anything herein to the contrary, as of the Effective Time, the Compensation Committee may not award any new Bonuses to any Employee, Participant, Participant Group, or any other person or entity, or increase the amount of a Bonus previously awarded to any Participant or Participant Group.
     As amended hereby, the Plan is ratified and confirmed.
     IN WITNESS WHEREOF, this Amendment has been executed on this 13th day of May, 2010, to be effective as of the Effective Time.

ALTA MESA ACQUSITION SUB, LLC
By:	Alta Mesa Holdings, LP
Its:	Sole Member

By:	Alta Mesa GP, LLC
Its:	General Partner

By:	/s/ Harlan H. Chappelle
	Name:	Harlan H. Chappelle
	Title:	President and Chief Executive Officer

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